Housecall Medical Resources, Inc.
                                        Exhibit 11
                   Statement Regarding Computation of Earnings Per Share
                         (in thousands, except for per share data)

                                                                          Three months ended                 Six months ended
                                                                             December 31,                      December 31,
                                                                         1995             1996            1995              1996
                                                                     --------         --------        --------          ---------
PRIMARY:
Weighted average common shares outstanding                              6,079           10,219           6,067           10,219
Net effect of dilutive stock options
  based on the treasury stock method using
  market price                                                              -              702               -              836
Adjustment for stock and options issued
  one year of January 29, 1996 in accordance
  with SAB 83                                                              467               -              467               -
                                                                      --------         -------         --------          ------
Weighted average common shares and
  outstanding                                                            6,546          10,921            6,534          11,055
                                                                      ========         =======         ========          ======

Income (loss) before extraordinary item                               $   (766)            690          $  (284)         $  798
Extraordinary item                                                           -            (735)               -            (735)
                                                                      --------         -------          -------          ------
Net income (loss) attributable to common
  stockholders                                                        $   (766)        $   (45)         $  (284)         $   63
                                                                      ========         =======          =======          ======
Per share amounts:
Income (loss) before extraordinary item                               $  (0.12)        $   0.06         $  (0.04)        $  0.07
Extraordinary item                                                           -            (0.06)               -           (0.06)
Net income (loss) attributable to common                              --------         --------         --------         -------
  stockholders                                                        $  (0.12)        $   0.00         $  (0.04)        $  0.01
                                                                      ========         ========         ========         =======
FULLY DILUTED:
Weighted average common shares outstanding                               6,079           10,219            6,067          10,219
Net effect of dilutive stock options based on
  the treasury stock method using period end
  market price                                                               -              814                -             892
Adjustment for stock and options issued
  one year of January 29, 1996 in accordance
  with SAB 83                                                              467                -              467               -
                                                                      --------          -------          -------          ------
Weighted average common shares and
  outstanding                                                            6,546           11,033            6,534          11,111
                                                                      ========          =======          =======          ======

Income (loss) before extraordinary item                               $   (766)         $   690          $  (284)         $  798
Extraordinary item                                                           -             (735)               -            (735)
                                                                      --------          -------          --------          ------
Net income (loss) attributable to common
  stockholders                                                        $   (766)         $   (45)         $  (284)         $    63
                                                                      ========          =======          ========         =======

Per share amounts:
Income (loss) before extraordinary item                               $  (0.12)         $  0.06          $ (0.04)        $  0.07
Extraordinary item                                                           -            (0.06)               -           (0.06)
Net income (loss) attributable to common                              --------          -------          --------        -------
  stockholders                                                        $  (0.12)         $  0.00          $ (0.04)        $   0.01
                                                                      ========          =======          ========         =======

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